The Board of Directors
Regency Realty Corporation:

     We consent to the use of reports incorporated by reference in the registration statements, (No. 3-86886, No. 333-930, No. 333-2546, and No. 333-31077) on Form S-3 and (No. 333-24971) on Form S-8, of Regency Realty Corporation of our reports, with respect to the Statements of Revenues and Certain Expenses for the year ended December 31, 1997, of the following properties:

                         Name of Property               Date of audit report

                  Delk Spectrum Shopping Center               May 15, 1998
                  Bloomingdale Square                         May 13, 1998
                  Sliverlake Shopping Center                 June 30, 1998
                  Highland Square Shopping Center             July 1, 1998
                  Midland Properties                          July 8, 1998


The above reports appear in the Form 8-K of Regency Realty Corporation dated July 20, 1998.






                                                         KPMG PEAT MARWICK LLP

July 20, 1998
Jacksonville, Florida
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